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                                                                  EXHIBIT 99.3

The O'Gara Company
August 27, 1996
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                         CONSENT OF NOMINEE FOR DIRECTOR


The O'Gara Company
9113 Le Saint Drive
Fairfield, OH  45014

ATTN:             Thomas M. O'Gara
                  Chairman of the Board of Directors

Dear Tom:

         I hereby consent to be named in a Registration Statement and the Prospectus part thereof as a nominee for director of The O'Gara Company (the "Company") and to all references to me in the Prospectus. This consent is being given with respect to the Company's Registration Statement to be filed with the Securities and Exchange Commission regarding the registration of shares of the Company's Common Stock.

         Signed this 27th day of August, 1996.


                                                  /s/ Raymond E. Mabus
                                                  ------------------------------
                                                  Raymond E. Mabus